Exhibit 23.1

                               GEORGE STEWART, CPA
                              316 17th AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383

To Whom It May Concern:

The firm of George Stewart, Certified Public Accountant consents to the inclusion of the Financial Statements of On Demand Heavy Duty Corp. as of April 30, 2009, in any filings that are necessary now or in the near future with the
U. S. Securities and Exchange Commission.

Very Truly Yours,


/s/ George Stewart
----------------------------
George Stewart, CPA

July 28, 2009